UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2020

(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “Alpha,” “we,” “us” and “our” refer to Alpha Investment, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Information.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

On December 31, 2018, Alpha) executed a Share Exchange Agreement (the “Purchase Agreement”) with Parsons Energy Group LLC, a limited liability company (“Parsons”) that owns leasehold mining rights on approximately 1,200 acres located in Independence, Wisconsin, which contains an estimated 1110 Million Tons of Tier 1 Northern White Fracking Sand. Parsons represented that its leasehold mining rights had an estimated “As Is” value of approximately $300 million ($300,000,000). Pursuant to the Purchase Agreement, the Company was to acquire a 19% limited liability company membership interest in Legacy Sands Group, LLC (“Legacy Sands”) a newly organized Florida limited liability company formed to exploit the fracking rights in exchange for the issuance by the Company of its Series 2020 Preferred Stock having an estimated value of $57,000,000.

However, prior to closing of the transaction, the Company ordered an MIA appraisal that valued Parsons’ real property and mining rights at an “AS IS” value of $178-million dollars as of April 15, 2020. Accordingly, the Company and Parsons entered into an amendment to the Purchase Agreement effective as of June 30, 2020 reflecting the revised valuation, Thereupon, Legacy Sands was organized formed and title to the mining rights was transferred to Legacy. Based on the MIA appraisal, the 19% ownership is anticipated to provide the Company with net equity of approximately $33,850,000 on its balance sheet as of June 30, 2020.

Legacy Sands has four (4) members: (i) Parsons Management Group, which operates in the fracking industry as an owner and operator of leasehold real property assets and or consulting services; (ii) Kanatit Investments LLC, which is engaged in real asset investment management and fracking consulting services; (iii) Windsor Business Solutions LLC, which is engaged in commercial real estate consulting services; (iv) and Alpha Investment Inc. In addition, the membership interest is broken down into three (3) categories: (a )Membership Interest (%); (b) Economic Interest (%); and (c) Voting Interest, with Alpha having a non-dilutive (1) 19% Membership Interest ; (2) 19 % Economic Interest; and (3) 19% Voting Interest. Legacy Sands is managed by Rick Parsons, Randal Smith, and Larry Williams who are affiliated with Parsons Management Group, Kanatit Investments LLC and Windsor Business Solutions LLC, respectively.

The Company has designated 3,382 shares of its authorized, but unissued preferred stock, as the 2020 Series Preferred Stock as consideration in the transaction with Parsons. The Series 2020 Preferred Stock has a par value of $10,000 per share and each share is convertible at the option of the holder into 1,125 shares of the Company’s common stock for an aggregate of 3,804,750 shares of common stock,, subject to adjustment for stock splits, stock dividends and similar transactions, Holders of our Series 2020 Preferred Stock have no voting rights, except as required by Delaware law.

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The above descriptions are qualified in their entirety by reference to the Purchase Agreement, the amendment thereto and the Certificate of Designation of the Series 2020 Preferred Stock attached as Exhibits to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description of Exhibit

Exhibit No	Description of Exhibit

3.1 (iv)	Certificate of Designation of Series 2020 Preferred Stock

10.1	Purchase Agreement

10.2	First Amendment to Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020	ALPHA INVESTMENT, INC.

	By:	/s/ Todd Buxton
Todd Buxton, Chief Executive Officer

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